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                                                                     EXHIBIT 3.2

                                     BYLAWS
                                       OF
                               UGI UTILITIES, INC.
                     (A PENNSYLVANIA REGISTERED CORPORATION)

                                    ARTICLE I

                             OFFICES AND FISCAL YEAR

         SECTION 1.01. REGISTERED OFFICE. The registered office of the corporation in the Commonwealth of Pennsylvania shall be at Valley Forge, Pennsylvania, until otherwise established by an amendment of the articles or by the board of directors and a record of such change is filed with the Department of State in the manner provided by law.

         SECTION 1.02. OTHER OFFICES. The corporation may also have offices at such other places within or without Pennsylvania as the board of directors may from time to time appoint or the business of the corporation may require.

         SECTION 1.03. FISCAL YEAR. The fiscal year of the corporation shall begin on the first day of October in each year.

                                   ARTICLE II

                      NOTICE - WAIVERS - MEETINGS GENERALLY

         SECTION 2.01. MANNER OF GIVING NOTICE.

                  (a) General Rule. Whenever written notice is required to be given to any person under the provisions of the Business Corporation Law or by the articles or these bylaws, it may be given to the person either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answerback received) or courier service, charges prepaid, or by telecopier, to the address (or to the telex, TWX, telecopier or telephone number) of the person appearing on the books of the corporation or, in the case of directors, supplied by the director to the corporation for the purpose of notice. If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person or, in the case of telex or TWX, when dispatched or, in the case of telecopier, when received. A notice of meeting shall specify the place, day and hour of the meeting and any other information required by any other provision of the Business Corporation Law, the articles or these bylaws.

                  (b) Adjourned Shareholder Meetings. When a meeting of shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the board fixes a new record date for the adjourned meeting.

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         SECTION 2.02. NOTICE OF MEETINGS OF BOARD OF DIRECTORS. Notice of a
regular meeting of the board of directors need not be given. Notice of every special meeting of the board of directors shall be given to each director by telephone or in writing at least 24 hours (in the case of notice by telephone, facsimile transmission, e-mail, or other electronic communication) or 48 hours (in the case of notice by telegraph, courier service or express mail) or five days (in the case of notice by first class mail) before the time at which the meeting is to be held. Every such notice shall state the time and place of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board need be specified in a notice of the meeting.

         SECTION 2.03. NOTICE OF MEETINGS OF SHAREHOLDERS. Written notice of every meeting of the shareholders shall be given by, or at the direction of, the secretary to each shareholder of record entitled to vote at the meeting at least
(1) ten days prior to the day named for a meeting called to consider amendment of the articles or adoption of a plan of merger, consolidation, exchange, asset transfer, division or conversion or adoption of a proposal of dissolution or (2) five days prior to the day named for the meeting in any other case. If the secretary neglects or refuses to give notice of a meeting, the person or persons calling the meeting may do so. In the case of a special meeting of shareholders, the notice shall specify the general nature of the business to be transacted.

         SECTION 2.04. WAIVER OF NOTICE.

                  (a) Written Waiver. Whenever any written notice is required to be given under the provisions of the Business Corporation Law, the articles or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Except as otherwise required by this subsection, neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting. In the case of a special meeting of shareholders, the waiver of notice shall specify the general nature of the business to be transacted.

                  (b) Waiver by Attendance. Attendance of a person at any meeting shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

         SECTION 2.05. MODIFICATION OF PROPOSAL CONTAINED IN NOTICE. Whenever the language of a proposed resolution is included in a written notice of a meeting required to be given under the provisions of the Business Corporation Law or the articles or these bylaws, the meeting considering the resolution may without further notice adopt it with such clarifying or other amendments as do not enlarge its original purpose.

         SECTION 2.06. EXCEPTION TO REQUIREMENT OF NOTICE.

                  (a) General Rule. Whenever any notice or communication is required to be given to any person under the provisions of the Business Corporation Law or by the articles or these bylaws or by the terms of any agreement or other instrument or as a condition precedent to taking any corporate action and communication with that person is then unlawful, the giving of the notice or communication to that person shall not be required.

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                  (b) Shareholders Without Forwarding Addresses. Notice or other communications shall not be sent to any shareholder with whom the corporation has been unable to communicate for more than 24 consecutive months because communications to the shareholder are returned unclaimed or the shareholder has otherwise failed to provide the corporation with a current address. Whenever the shareholder provides the corporation with a current address, the corporation shall commence sending notices and other communications to the shareholder in the same manner as to other shareholders.

         SECTION 2.07. USE OF CONFERENCE TELEPHONE AND SIMILAR EQUIPMENT. Any director may participate in any meeting of the board of directors, and the board of directors may provide by resolution with respect to a specific meeting or with respect to a class of meetings that one or more persons may participate in a meeting of the shareholders of the corporation, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at the meeting.

                                   ARTICLE III

                                  SHAREHOLDERS

         SECTION 3.01. PLACE OF MEETING. All meetings of the shareholders of the corporation shall be held at the registered office of the corporation unless another place is designated by the board of directors in the notice of a meeting.

         SECTION 3.02. ANNUAL MEETING. The board of directors may fix and designate the date and time of the annual meeting of the shareholders, but if no such date and time is fixed and designated by the board, the meeting for any calendar year shall be held on the first Tuesday in March in such year, if not a legal holiday under the laws of Pennsylvania, and, if a legal holiday, then on the next succeeding business day, not a Saturday, at 10:00 o'clock A.M., and at said meeting the shareholders then entitled to vote shall elect directors and shall transact such other business as may properly be brought before the meeting. If the annual meeting shall not have been called and held within six months after the designated time, any shareholder may call the meeting at any time thereafter.

         SECTION 3.03. SPECIAL MEETINGS. Special meetings of the shareholders may be called at any time by the chief executive officer or by the board of directors.

                  At any time, upon written request of any person or persons who have duly called a special meeting, which written request shall state the object of the meeting, it shall be the duty of the secretary to fix the date, time and place of the meeting. The date fixed by the Secretary shall not be less than five nor more than 60 days after the receipt of the request.

         SECTION 3.04. QUORUM AND ADJOURNMENT.

                  (a) General Rule. A meeting of shareholders of the corporation duly called shall not be organized for the transaction of business unless a quorum is present. The presence of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purposes of consideration and action on the matter. Shares of the corporation owned, directly or indirectly, by it

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and controlled, directly or indirectly, by the board of directors of this corporation, as such, shall not be counted in determining the total number of outstanding shares for quorum purposes at any given time.

                  (b) Withdrawal of a Quorum. The shareholders present at a duly organized meeting can continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

                  (c) Adjournments Generally. Any regular or special meeting of the shareholders, including one at which directors are to be elected and one which cannot be organized because a quorum has not attended, may be adjourned for such period and to such place as the shareholders present and entitled to vote shall direct.

                  (d) Electing Directors at Adjourned Meeting. Those shareholders entitled to vote who attend a meeting called for the election of directors that has been previously adjourned for lack of a quorum, although less than a quorum as fixed in this section, shall nevertheless constitute a quorum for the purpose of electing directors.

                  (e) Other Action in Absence of Quorum. Those shareholders entitled to vote who attend a meeting of shareholders that has been previously adjourned for one or more periods aggregating at least 15 days because of an absence of a quorum, although less than a quorum as fixed in this section, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of the meeting if the notice states that those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter.

         SECTION 3.05. ACTION BY SHAREHOLDERS.

                  (a) General Rule. Except as otherwise provided in the Business Corporation Law or the articles or these bylaws, whenever any corporate action is to be taken by vote of the shareholders of the corporation, it shall be authorized by a majority of the votes cast at a duly organized meeting of shareholders by the holders of shares entitled to vote thereon. Except when acting by unanimous consent to remove a director or directors, the shareholders of the corporation may act only at a duly organized meeting.

                  (b) Interested Shareholders. Any merger or other transaction authorized under 15 Pa.C.S. Subchapter 19C between the corporation or subsidiary thereof and a shareholder of this corporation, or any voluntary liquidation authorized under 15 Pa.C.S. Subchapter 19F in which a shareholder is treated differently from other shareholders of the same class (other than any dissenting shareholders), shall require the affirmative vote of the shareholders entitled to cast at least a majority of the votes that all shareholders other than the interested shareholder are entitled to cast with respect to the transaction, without counting the vote of the interested shareholder. For the purposes of the preceding sentence, interested shareholder shall include the shareholder who is a party to the transaction or who is treated differently from other shareholders and any person, or group of persons, that is acting jointly or in concert with the interested shareholder and any person who, directly or indirectly, controls, is controlled by or is under common control with the interested shareholder. An interested shareholder shall not include any person who, in good faith and not for the purpose of circumventing this subsection, is an agent, bank, broker, nominee or trustee for one or more other persons, to the extent that the other person or persons are not interested shareholders.

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                  (c) Exceptions. Subsection (b) shall not apply to a
transaction:

                     (1) that has been approved by a majority vote of the board of directors without counting the vote of directors who:

                              (i)   are directors or officers of, or have a
material equity interest in, the interested shareholder; or

                              (ii)  were nominated for election as a director by
the interested shareholder, and first elected as a director, within 24 months of the date of the vote on the proposed transaction; or

                     (2) in which the consideration to be received by the shareholders for shares of any class of which shares are owned by the interested shareholder is not less than the highest amount paid by the interested shareholder in acquiring shares of the same class.

                  (d) Additional Approvals. The approvals required by subsection
(b) shall be in addition to, and not in lieu of, any other approval required by the Business Corporation Law, the articles or these bylaws, or otherwise.

         SECTION 3.06. ORGANIZATION. At every meeting of the shareholders, the chairman of the board, if there be one, or, in the case of vacancy in office or absence of the chairman of the board, one of the following officers present in the order stated: the vice chairman of the board, if there be one, the president, the vice presidents in their order of rank and seniority, or a person chosen by vote of the shareholders present, shall act as chairman of the meeting. The secretary, or in the absence of the secretary, an assistant secretary, or, in the absence of both the secretary and assistant secretaries, a person appointed by the chairman of the meeting, shall act as secretary of the meeting.

         SECTION 3.07. VOTING RIGHTS OF SHAREHOLDERS. Unless otherwise provided in the articles, every shareholder of the corporation shall be entitled to one vote for every share standing in the name of the shareholder on the books of the corporation.

         SECTION 3.08. VOTING AND OTHER ACTION BY PROXY.

                  (a) General Rule.

                     (1) Every shareholder entitled to vote at a meeting of shareholders may authorize another person to act for the shareholder by proxy.

                     (2) The presence of, or vote or other action at a meeting of shareholders by a proxy of a shareholder shall constitute the presence of, or vote or action by the shareholder.

                     (3) Where two or more proxies of a shareholder are present, the corporation shall, unless otherwise expressly provided in the proxy, accept as the vote of all shares represented thereby the vote cast by a majority of them and, if a majority of the proxies cannot agree whether the shares represented shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among those persons.

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                  (b) Minimum Requirements. Every proxy shall be executed in writing by the shareholder or by the duly authorized attorney-in-fact of the shareholder and filed with the secretary of the corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until written notice thereof has been given to the secretary of the corporation. An unrevoked proxy shall not be valid after three years from the date of its execution unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of the death or incapacity is given to the secretary of the corporation.

                  (c) Expenses. The corporation shall pay the reasonable expenses of solicitation of votes or proxies of shareholders by or on behalf of the board of directors or its nominees for election to the board including solicitation by professional proxy solicitors and otherwise.

         SECTION 3.09. VOTING BY FIDUCIARIES AND PLEDGEES. Shares of the corporation standing in the name of a trustee or other fiduciary and shares held by an assignee for the benefit of creditors or by a receiver may be voted by the trustee, fiduciary, assignee or receiver. A shareholder whose shares are pledged shall be entitled to vote the shares until the shares have been transferred into the name of the pledgee, or a nominee of the pledgee, but nothing in this section shall affect the validity of a proxy given to a pledgee or nominee.

         SECTION 3.10. VOTING BY JOINT HOLDERS OF SHARES.

                  (a) General Rule. Where shares of the corporation are held jointly or as tenants in common by two or more persons, as fiduciaries or otherwise:

                     (1) if only one or more of such persons is present in person or by proxy, all of the shares standing in the names of such persons shall be deemed to be represented for the purpose of determining a quorum and the corporation shall accept as the vote of all the shares the vote cast by a joint owner or a majority of them; and

                     (2) if the persons are equally divided upon whether the shares held by them shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among the persons without prejudice to the rights of the joint owners or the beneficial owners thereof among themselves.

                  (b) Exception. If there has been filed with the secretary of the corporation a copy, certified by an attorney at law to be correct, of the relevant portions of the agreement under which the shares are held or the instrument by which the trust or estate was created or the order of court appointing them or of an order of court directing the voting of the shares, the persons specified as having such voting power in the document latest in date of operative effect so filed, and only those persons, shall be entitled to vote the shares but only in accordance therewith.

         SECTION 3.11. VOTING BY CORPORATIONS.

                  (a) Voting by Corporate Shareholders. Any corporation that is a shareholder of this corporation may vote at meetings of shareholders of this corporation by any of its officers or agents, or by proxy appointed by any officer or agent, unless some other person, by resolution of the board of directors of the other corporation or a provision of its articles or bylaws, a copy of which

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resolution or provision certified to be correct by one of its officers has been filed with the secretary of this corporation, is appointed its general or special proxy in which case that person shall be entitled to vote the shares.

                  (b) Controlled Shares. Shares of this corporation owned, directly or indirectly, by it and controlled, directly or indirectly, by the board of directors of this corporation, as such, shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares for voting purposes at any given time.

         SECTION 3.12. DETERMINATION OF SHAREHOLDERS OF RECORD.

                  (a) Fixing Record Date. The board of directors may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than 60 days prior to the date of the meeting of shareholders. Only shareholders of record on the date fixed shall be so entitled notwithstanding any transfer of shares on the books of the corporation after any record date fixed as provided in this subsection. The board of directors may similarly fix a record date for the determination of shareholders of record for any other purpose. When a determination of shareholders of record has been made as provided in this section for purposes of a meeting, the determination shall apply to any adjournment thereof unless the board fixes a new record date for the adjourned meeting.

                  (b) Determination When a Record Date is Not Fixed. If a record date is not fixed:

                     (1) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given.

                     (2) The record date for determining shareholders for any other purpose shall be at the close of business on the date on which the board of directors adopts the resolution relating thereto.

                  (c) Certification by Nominee. The board of directors may adopt a procedure whereby a shareholder of the corporation may certify in writing to the corporation that all or a portion of the shares registered in the name of the shareholder are held for the account of a specified person or persons. Upon receipt by the corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

         SECTION 3.13. VOTING LISTS.

                  (a) General Rule. The officer or agent having charge of the transfer books for shares of the corporation shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each. The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof except that, if the corporation has 5,000 or more shareholders, in lieu of the making of the list the corporation may make the information therein available at the meeting by any other means.

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                  (b) Effect of List. Failure to comply with the requirements of this section shall not affect the validity of any action taken at a meeting prior to a demand at the meeting by any shareholder entitled to vote thereat to examine the list. The original share register or transfer book, or a duplicate thereof kept in the Commonwealth of Pennsylvania, shall be prima facie evidence as to who are the shareholders entitled to examine the list or share register or transfer book or to vote at any meeting of shareholders.

         SECTION 3.14. JUDGES OF ELECTION.

                  (a) Appointment. In advance of any meeting of shareholders of the corporation, the board of directors may appoint judges of election, who need not be shareholders, to act at the meeting or any adjournment thereof. If judges of election are not so appointed, the presiding officer of the meeting may, and on the request of any shareholder shall, appoint judges of election at the meeting. The number of judges shall be one or three. A person who is a candidate for an office to be filled at the meeting shall not act as a judge.

                  (b) Vacancies. In case any person appointed as a judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the board of directors in advance of the convening of the meeting or at the meeting by the presiding officer thereof.

                  (c) Duties. The judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with nominations by shareholders or the right to vote, count and tabulate all votes, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The judges of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

                  (d) Report. On request of the presiding officer of the meeting or of any shareholder, the judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

         SECTION 3.15. MINORS AS SECURITY HOLDERS. The corporation may treat a minor who holds shares or obligations of the corporation as having capacity to receive and to empower others to receive dividends, interest, principal and other payments or distributions, to vote or express consent or dissent and to make elections and exercise rights relating to such shares or obligations unless, in the case of payments or distributions on shares, the corporate officer responsible for maintaining the list of shareholders or the transfer agent of the corporation or, in the case of payments or distributions on obligations, the treasurer or paying officer or agent has received written notice that the holder is a minor.

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                                   ARTICLE IV

                               BOARD OF DIRECTORS

         SECTION 4.01. POWERS; PERSONAL LIABILITY.

                  (a) General Rule. Unless otherwise provided by statute, all powers vested by law in the corporation shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the board of directors.

                  (b) Standard of Care; Justifiable Reliance. A director shall stand in a fiduciary relation to the corporation and shall perform his or her duties as a director, including duties as a member of any committee of the board upon which the director may serve, in good faith, in a manner the director reasonably believes to be in the best interests of the corporation and with such care, including reasonably inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing his or her duties, a director shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following:

                     (1) One or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented.

                     (2) Counsel, public accountants or other persons as to matters which the director reasonably believes to be within the professional or expert competence of such person.

                     (3) A committee of the board upon which the director does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

                           A director shall not be considered to be acting in
good faith if the director has knowledge concerning the matter in question that would cause his or her reliance to be unwarranted.

                  (c) Consideration of Factors. In discharging the duties of their respective positions, the board of directors, committees of the board and individual directors may, in considering the best interests of the corporation, consider the effects of any action upon employees, upon suppliers and customers of the corporation and upon communities in which offices or other establishments of the corporation are located, and all other pertinent factors. The consideration of those factors shall not constitute a violation of subsection
(b).

                  (d) Presumption. Absent breach of fiduciary duty, lack of good faith or self-dealing, actions taken as a director or any failure to take any action shall be presumed to be in the best interests of the corporation.

                  (e) Personal Liability of Directors. A director of the corporation shall not be personally liable for monetary damages as such for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties of his or her office under 42 Pa.C.S.
Section 8363 and the breach or failure to perform constitutes self-dealing, willful misconduct or

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recklessness. The provisions of this subsection shall not apply to the responsibility or liability of a director pursuant to any criminal statute or the liability of a director for the payment of taxes pursuant to local, state or Federal law.

(The provisions of this subsection (e) were first adopted by the shareholders of the corporation on May 12, 1987.)

                  (f) Notation of Dissent. A director who is present at a meeting of the board of directors, or of a committee of the board, at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting or unless the director files a written dissent to the action with the secretary of the meeting before the adjournment thereof or transmits the dissent in writing to the secretary of the corporation immediately after the adjournment of the meeting. The right to dissent shall not apply to a director who voted in favor of the action. Nothing in this section shall bar a director from asserting that minutes of the meeting incorrectly omitted his or her dissent if, promptly upon receipt of a copy of such minutes, the director notifies the secretary, in writing, of the asserted omission or inaccuracy.

         SECTION 4.02. QUALIFICATIONS AND SELECTION OF DIRECTORS.

                  (a) Qualifications. Each director of the corporation shall be a natural person or full age, provided that no person of age 72 years or more is eligible for election as a director. Directors need not be residents of the Commonwealth of Pennsylvania or shareholders of the corporation.

                  (b) Election of Directors. Except as otherwise provided in these bylaws, directors of the corporation shall be elected by the shareholders. In elections for directors, voting need not be by ballot, except upon demand made by a shareholder entitled to vote at the election and before the voting begins. In all elections for directors every shareholder entitled to vote shall have the right to multiply the number of votes to which such shareholder may be entitled by the total number of directors to be elected in the same election by the holders of the class of shares of which his or her shares are a part, and may cast the whole number of such votes for one candidate or may distribute them among any two or more candidates. The candidates receiving the highest number of votes from each class or group of classes, if any, entitled to elect directors separately up to the number of directors to be elected by the class or group of classes shall be elected. If at any meeting of shareholders, directors of more than one class are to be elected, each class of directors shall be elected in a separate election.

         SECTION 4.03. NUMBER AND TERM OF OFFICE.

                  (a) Number. The board of directors shall consist of such number of directors, not less than five (5) nor more than fifteen (15), as may be determined from time to time by resolution of the board of directors.

                  (b) Term of Office. Each director shall hold office until the expiration of the term for which he or she was elected and until a successor has been selected and qualified or until his or her earlier death, resignation or removal. A decrease in the number of directors shall not have the effect of shortening the term of any incumbent director.

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                  (c) Resignation. Any director may resign at any time upon
written notice to the corporation. The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as shall be specified in the notice of resignation.

         SECTION 4.04. VACANCIES.

                  (a) General Rule. Vacancies in the board of directors, including vacancies resulting from an increase in the number of directors, may be filled by a majority vote of the remaining members of the board though less than a quorum, or by a sole remaining director, and each person so selected shall be a director to serve until the next selection of the class for which such director has been chosen, and until a successor has been selected and qualified or until his or her earlier death, resignation or removal.

                  (b) Action by Resigned Directors. When one or more directors resign from the board effective at a future date, the directors then in office, including those who have so resigned, shall have power by the applicable vote to fill the vacancies, the vote thereon to take effect when the resignations become effective.

         SECTION 4.05. REMOVAL OF DIRECTORS.

                  (a) Removal by the Shareholders. The entire board of directors, or any class of the board, or any individual director may be removed from office by vote of the shareholders entitled to vote thereon without assigning any cause. In case the board or a class of the board or any one or more directors are so removed, new directors may be elected at the same meeting.

                  (b) Removal by the Board. The board of directors may declare vacant the office of a director who has been judicially declared of unsound mind or who has been convicted of an offense punishable by imprisonment for a term of more than one year of if, within 60 days after notice of his or her selection, the director does not accept the office either in writing or by attending a meeting of the board of directors.

         SECTION 4.06. PLACE OF MEETINGS. Meetings of the board of directors may be held at such place within or without the Commonwealth of Pennsylvania as the board of directors may from time to time appoint or as may be designated in the notice of the meeting.

         SECTION 4.07. ORGANIZATION OF MEETINGS. At every meeting of the board of directors, the chairman of the board, if there be one, or, in the case of a vacancy in the office or absence of the chairman of the board, one of the following officers present in the order stated: the vice chairman of the board, if there be one, the president, the vice presidents in their order of rank and seniority, or a person chosen by a majority of the directors present, shall act as chairman of the meeting. The secretary or, in the absence of the secretary, an assistant secretary, or, in the absence of the secretary and the assistant secretaries, any person appointed by the chairman of the meeting, shall act as secretary of the meeting.

         SECTION 4.08. REGULAR MEETINGS. Regular meetings of the board of directors shall be held at such time and place as shall be designated from time to time by resolution of the board of directors.

         SECTION 4.09. SPECIAL MEETINGS. Special meetings of the board of directors shall be held whenever called by the chief executive officer or by two or more of the directors.

         SECTION 4.10. QUORUM OF AND ACTION BY DIRECTORS.

                  (a) General Rule. A majority of the directors in office of the corporation shall be necessary to constitute a quorum for the transaction of business and the acts of a majority of the directors present and voting at a meeting at which a quorum is present shall be the acts of the board of directors.

                  (b) Action by Written Consent. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the directors in office is filed with the secretary of the corporation.

         SECTION 4.11. EXECUTIVE AND OTHER COMMITTEES.

                  (a) Establishment and Powers. The board of directors may, by resolution adopted by a majority of the directors in office, establish one or more committees to consist of one or more directors of the corporation. Any committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all of the powers and authority of the board of directors except that a committee shall not have any power or authority as to the following:

                     (1) The submission to shareholders of any action requiring approval of shareholders under the Business Corporation Law.

                     (2) The creation or filling of vacancies in the board of directors.

                     (3)   The adoption, amendment or repeal of these bylaws.

                     (4) The amendment or repeal of any resolution of the board that by its terms is amendable or repealable only by the board.

                     (5) Action on matters committed by a resolution of the board of directors to another committee of the board.

                  (b) Alternate Committee Members. The board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee or for the purposes of any written action by the committee. In the absence or disqualification of a member and alternate member or members of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another director to act at the meeting in the place of the absent or disqualified member.

                  (c) Term. Each committee of the board shall serve at the pleasure of the board.

                  (d) Committee Procedures. The term "board of directors" or "board," when used in any provision of these bylaws relating to the organization or procedures of or the manner of taking action by the board of directors, shall be construed to include and refer to any executive or other committee of the board.

                  SECTION 4.12. COMPENSATION. The board of directors shall have the authority to fix the compensation of directors for their services as directors and a director may be a salaried officer of the corporation.

                                    ARTICLE V

                                    OFFICERS

         SECTION 5.01. OFFICERS GENERALLY.

                  (a) Number, Qualifications and Designation. The officers of the corporation shall be a president (who may be the chief executive officer), one or more vice presidents, a secretary, a treasurer, and such other officers as may be elected in accordance with the provisions of Section 5.03. Officers may but need not be directors or shareholders of the corporation. The president and secretary shall be natural persons of full age. The treasurer may be a corporation, but if a natural person shall be of full age. The board of directors may elect from among the members of the board a chairman of the board (who may be the chief executive officer) and a vice chairman of the board who may be officers of the corporation. Any number of offices may be held by the same person.

                  (b) Bonding. The corporation may secure the fidelity of any or all of its officers by bond or otherwise.

         SECTION 5.02. ELECTION, TERM OF OFFICE AND RESIGNATIONS.

                  (a) Election and Term of Office. The officers of the corporation (except those elected by delegated authority pursuant to Section
5.03 or filled pursuant to Section 5.05) shall be elected annually by the board of directors, and each such officer shall hold office for a term of one year and until a successor has been selected and qualified or until his or her earlier death, resignation or removal.

                  (b) Resignation. Any officer may resign at any time upon written notice to the corporation. The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as may be specified in the notice of resignation.

         SECTION 5.03. SUBORDINATE OFFICERS, COMMITTEES AND AGENTS. The board of directors may from time to time elect such other officers and appoint such committees, employees or other agents as the business of the corporation may require, including one or more assistant secretaries, and one or more assistant treasurers, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws, or as the board of directors may from time to time determine. The board of directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.

         SECTION 5.04. REMOVAL OF OFFICERS AND AGENTS. Any officer or agent of the corporation may be removed by the board of directors with or without cause. The removal shall be without prejudice to the contract rights, if any, or any person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

         SECTION 5.05. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause, may be filled by the board of directors or the board of directors may delegate to any officer or committee the power to fill a vacancy in such office or to create a new such office, subject to ratification by the board of directors, and if the office is one for which these bylaws prescribe a term, shall be filled for the unexpired portion of the term.

         SECTION 5.06. AUTHORITY. All officers of the corporation, as between themselves and the corporation, shall have such authority and perform such duties in the management of the corporation as may be provided by or pursuant to resolutions or orders of the board of directors or, in the absence of controlling provisions in the resolutions or orders of the board of directors, as may be determined by or pursuant to these bylaws.

         SECTION 5.07. THE CHAIRMAN AND VICE CHAIRMAN OF THE BOARD. The chairman of the board or in the absence of the chairman, the vice chairman of the board, shall preside at all meetings of the shareholders and of the board of directors, and shall perform such other duties as may from time to time be requested by the board of directors.

         SECTION 5.08. THE CHIEF EXECUTIVE OFFICER. The chief executive officer shall be the chief executive officer of the corporation and shall be in addition either the chairman of the board or the president of the corporation. The chief executive officer shall have general supervision over the business of the corporation and, in general, shall have the powers and perform the duties which by law and general usage appertain to the office, subject however, to the control of the board of directors. The chief executive officer shall sign, execute, and acknowledge, in the name of the corporation, deeds, mortgages, bonds, contracts or other instruments, authorized by the board of directors, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors, or by these bylaws, to some other officer or agent of the corporation.

         SECTION 5.09. THE PRESIDENT. The president shall perform such duties as from time to time may be assigned by the board of directors or the chief executive officer (unless the president shall be the chief executive officer, in which case the president's duties shall be those specified in Section 5.08).

         SECTION 5.10. THE VICE PRESIDENT. The vice presidents shall perform the duties of the president in the absence of the president and such other duties as may from time to time be assigned to them by the board of directors or the chief executive officer.

         SECTION 5.11. THE SECRETARY. The secretary or an assistant secretary shall attend all meetings of the shareholders and of the board of directors and shall record all the votes of the shareholders and of the directors and the minutes of the meetings of the shareholders and of the board of directors and of committees of the board in a book or books to be kept for that purpose; shall see that notices are given and records and reports properly kept and filed by the corporation as required by law; shall be the custodian of the seal of the corporation and see that it is affixed to all documents to be executed on behalf of the corporation under its seal; and, in general, shall perform all duties incident to the office of secretary, and such other duties as may from time to time be assigned by the board of directors or the chief executive officer.

         SECTION 5.12. THE TREASURER. The treasurer or an assistant treasurer shall have or provide for the custody of the funds or other property of the corporation; shall collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the corporation; shall deposit all funds in his or her custody as treasurer in such banks or other places of deposit as shall be designated in accordance with resolutions adopted by the board of directors; shall, whenever so required by the board of directors, render an account showing all transactions as treasurer, and the financial condition of the corporation; and, in general, shall discharge such other duties as may from time to time be assigned by the board of directors or the chief executive officer.

         SECTION 5.13. SALARIES. The salaries of the officers elected by the board of directors shall be fixed from time to time by the board of directors or by such officer as may be designated by resolution of the board. The salaries or other compensation of any other officers, employees and other agents shall be fixed from time to time by the officer or committee to which the power to elect such officers or to retain or appoint such employees or other agents has been delegated pursuant to Section 5.03. No officer shall be prevented from receiving such salary or other compensation by reason of the fact that the officer is also a director of the corporation.

                                   ARTICLE VI

                      CERTIFICATES OF STOCK, TRANSFER, ETC.

         SECTION 6.01. SHARE CERTIFICATES.

                  (a) Form of Certificates. Certificates for shares of the corporation shall be in such form as approved by the board of directors, and shall state that the corporation is incorporated under the laws of the Commonwealth of Pennsylvania, the name of the person to whom issued, and the number and class of shares and the designation of the series (if any) that the certificate represents. If the corporation is authorized to issue shares of more than one class or series certificates for shares of the corporation shall set forth upon the face or back of the certificate (or shall state on the face or back of the certificate that the corporation will furnish to any shareholder upon request and without charge), a full or summary statement of the designations, voting rights, preferences, limitations and special rights of the shares of each class or series authorized to be issued so far as they have been fixed and determined and the authority of the board of directors to fix and determine the designations, voting rights, preferences, limitations and special rights of the classes and series of shares of the corporation.

                  (b) Share Register. The share register or transfer book and blank share certificates shall be kept by the secretary or by any transfer agency or registrar designated by the board of directors for that purpose.

         SECTION 6.02. ISSUANCE. The share certificates of the corporation shall be numbered and registered in the share register or transfer books of the corporation as they are issued. They shall be executed in such manner as the board of directors shall determine.

         SECTION 6.03. TRANSFER. Transfers of shares shall be made on the share register or transfer books of the corporation upon surrender of the certificate therefor, endorsed by the person named in the certificate or by an attorney lawfully constituted in writing. No transfer shall be made inconsistent with the provisions of the Uniform Commercial Code, 13 Pa.C.S. Sections 8101 et seq., and its amendments and supplements.

         SECTION 6.04. RECORD HOLDER OF SHARES. The corporation shall be entitled to treat the person in whose name any share or shares of the corporation stand on the books of the corporation as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person.

         SECTION 6.05. LOST, DESTROYED OR MUTILATED CERTIFICATES. The holder of any shares of the corporation shall immediately notify the corporation of any loss, destruction or mutilation of the certificate therefor, and the board of directors may, in its discretion, cause a new certificate or certificates to be issued to such holder, in case of mutilation of the certificate, upon the surrender of the mutilated certificate or, in case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction and, if the board of directors shall so determine, the deposit of a bond in such form and in such sum, and with such surety or sureties, as it may direct.

                                   ARTICLE VII

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

(This Article effective for acts occurring prior to May 12, 1987)

         The corporation shall indemnify any director or officer of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was an authorized representative of the corporation (which for the purposes of this Article VII shall mean a director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  The corporation shall indemnify any director or officer of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was an authorized representative of the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court of common pleas of the county in which the registered office of the corporation is located or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court of common pleas or such other court shall deem proper.

         To the extent that an authorized representative of the corporation who neither was nor is a director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the two preceding paragraphs of this Article or in defense of any claim, issue or matter therein, he shall be indemnified by the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Such an authorized representative may, at the discretion of the corporation, be indemnified by the corporation in any other circumstances to any extent if the corporation would be required by the two preceding paragraphs of this Article to indemnify such person in such circumstances and to such extent as if he were or had been a director or officer of the corporation.

         Indemnification under the three preceding paragraphs of this Article shall be made when ordered by court (in which case the expenses, including attorneys' fees, of the authorized representative in enforcing such right of indemnification shall be added to and be included in the final judgment against the corporation) and may be made in a specific case upon a determination that indemnification of the authorized representative is required or proper in the circumstances because he has met the applicable standard of conduct set forth in the first two paragraphs of this Article. Such determination shall be made:

                  (1) By the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or

                  (2) If such a quorum is not obtainable, or, even if obtainable a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or

                  (3)  By the stockholders.

         Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of a director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as required in this Article or as authorized by law, and may be paid by the corporation in advance on behalf of any other authorized representative when authorized by the Board of Directors upon receipt of a similar undertaking.

         Each person who shall act as an authorized representative of the corporation shall be deemed to be doing so in reliance upon such rights of indemnification as are provided in this Article. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, vote of stockholders or disinterested directors, statute or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office or position, and shall continue as to a person who has ceased to be an authorized representative of the corporation and shall inure to the benefit of the heirs, executors and administrators or of such a person.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         SECTION 8.01. CORPORATE SEAL. The corporation shall have a corporate seal in the form of a circle containing the name of the corporation on the circumference, and the words "Penna.-1882" in the center.

         SECTION 8.02. CHECKS. All checks, notes, bills of exchange or other orders in writing shall be signed by such person or persons as shall be designated in accordance with resolutions adopted by the board of directors.

         SECTION 8.03. CONTRACTS. Except as otherwise provided in the Business Corporation Law in the case of transactions that require action by the shareholders, the board of directors may authorize any officer or agent to enter into any contract or to execute or deliver any instrument on behalf of the corporation, and such authority may be general or confined to specific instances.

         SECTION 8.04. INTERESTED DIRECTORS OR OFFICERS; QUORUM.

                  (a) General Rule. A contract or transaction between the corporation and one or more of its directors or officers or between the corporation and another corporation, partnership, joint venture, trust or other enterprise in which one or more of its directors or officers are directors or officers or have a financial or other interest, shall not be void or voidable solely for that reason, or solely because the director or officer is present at or participates in the meeting of the board of directors that authorizes the contract or transaction, or solely because his, her or their votes are counted for that purpose, if:

                     (1) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors and the board authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors even though the disinterested directors are less than a quorum;

                     (2) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of those shareholders; or

                     (3) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors or the shareholders.

                  (b) Quorum. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board which authorizes a contract or transaction specified in subsection (a).

         SECTION 8.05. DEPOSITS. All funds of the corporation shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as shall be designated as banks of the corporation in accordance with resolutions adopted by the board of directors, and all such funds shall be withdrawn in accordance with resolutions adopted by the board of directors.

         SECTION 8.06. CORPORATE RECORDS.

                  (a) Required Records. The corporation shall keep complete and accurate books and records of account, minutes of the proceedings of the incorporators, shareholders and directors and a share register giving the names and addresses of all shareholders and the number and class of shares held by each. The share register shall be kept at either the registered office of the corporation in the Commonwealth of Pennsylvania or at its principal place of business wherever situated or at the office of its registrar or transfer agent. Any books, minutes or other records may be in written form or any other form capable of being converted into written form within a reasonable time.

                  (b) Right of Inspection. Every shareholder shall, upon written verified demand stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours of business for any proper purpose, the share register, books and records of account, and records of the proceedings of the incorporators, shareholders and directors and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to the interest of the person as a shareholder. In every instance where an attorney or other agent is the person who seeks the right of inspection, the demand shall be accompanied by a verified power of attorney or other writing that authorizes the attorney or other agent to so act on behalf of the shareholder. The demand shall be directed to the corporation at its registered office in the Commonwealth of Pennsylvania or at its principal place of business wherever situated.

         [SECTION 8.07 INAPPLICABILITY OF SECTION 910 OF THE PENNSYLVANIA BUSINESS CORPORATION LAW. Effective December 23, 1983, Section 910 of the Pennsylvania Business Corporation Law (added by Pennsylvania Act No. 1983-92 enacted December 23, 1983) shall not be applicable to the corporation. This
Section 8.07 shall continue in effect until rescinded by an amendment to the Articles of Incorporation of the corporation.]

         [Superseded by Statute.]

         SECTION 8.08. AMENDMENT OF BYLAWS. These bylaws may be amended or repealed, or new bylaws may be adopted, either (i) by vote of the shareholders at any duly organized annual or special meeting of shareholders, or (ii) with respect to those matters that are not by statute committed expressly to the shareholders and regardless of whether the shareholders have previously adopted or approved the bylaw being amended or repealed, by vote of a majority of the board of directors of the corporation in office at any regular or special meeting of directors. Any change in these bylaws shall take effect when adopted unless otherwise provided in the resolution effecting the change.

         SECTION 8.09. PREVENTION OF "GREENMAIL." The corporation shall not repurchase shares for more than the market value thereof from any shareholder who beneficially owns more than 5% of the outstanding Common Stock of the corporation and has beneficially owned such shares for less than two years from the date of repurchase without (1) first obtaining the affirmative vote of the shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast thereon, or (2) offering to repurchase shares from all shareholders upon the same terms. "Beneficially owned" as used herein shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or any successor provision thereto.

                                   ARTICLE IX

                   INDEMNIFICATION OF DIRECTORS, OFFICERS AND
                        OTHER INDEMNIFIED REPRESENTATIVES

         (This Article effective for acts occurring on or after May 12, 1987)

         SECTION 9.01. SCOPE OF INDEMNIFICATION.

                  (a) The corporation shall indemnify an indemnified representative against any liability incurred in connection with any proceeding in which the indemnified representative may be involved as a party or otherwise, by reason of the fact that such person is or was serving in an indemnified capacity, including without limitation any liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement or misleading statement, negligence, gross negligence or act giving rise to strict or products liability, except where such indemnification is for acts or failures to act constituting self-dealing, willful misconduct or recklessness.

                  (b) If an indemnified representative is entitled to indemnification in respect of a portion, but not all, of any liabilities to which such person may be subject, the corporation shall indemnify such indemnified representative to the maximum extent for such portion of the liabilities.

                  (c) The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the indemnified representative is not entitled to indemnification.

                  (d) For purposes of this Article:

                     (1) "indemnified capacity" means any and all past, present and future service by an indemnified representative in one or more capacities as a director, officer, employee or agent of the corporation, or, at the request of the corporation, as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise;

                     (2) "indemnified representative" means any and all directors and officers of the corporation and any other person designated as an indemnified representative by the board of directors of the corporation (which may, but need not, include any person serving at the request of the corporation, as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise);

                     (3) "liability" means any damage, judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax assessed with respect to an employee benefit plan, or cost or expense of any nature (including, without limitation, attorneys' fees and disbursements);

                     (4) "proceeding" means any threatened, pending or completed action, suit, appeal or other proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the corporation, a class of its security holders or otherwise; and

                     (5) "self-dealing" means receipt of a personal benefit from the corporation to which the recipient is not legally entitled.

         SECTION 9.02. PROCEEDINGS INITIATED BY INDEMNIFIED REPRESENTATIVES. Notwithstanding any other provision of this Article, the corporation shall not indemnify under this Article an indemnified representative for any liability incurred in a proceeding initiated (which shall not be deemed to include counterclaims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in office. This section does not apply to reimbursement of expenses incurred in successfully prosecuting or defending an arbitration under Section 9.06(d) of this Article or otherwise successfully prosecuting or defending the rights of an indemnified representative granted by or pursuant to this Article.

         SECTION 9.03. ADVANCING EXPENSES. The corporation shall pay the expenses (including attorneys' fees and disbursements) incurred in good faith by an indemnified representative in advance of the final disposition of a proceeding described in Section 9.01 and 9.02 of this Article upon receipt of an undertaking by or on behalf of the indemnified representative to repay such amount if it shall ultimately be determined pursuant to Section 9.06(d) that such person is not entitled to be indemnified by the corporation pursuant to this Article. The financial ability of an indemnified representative to repay an advance shall not be a prerequisite to the making of such advance.

         SECTION 9.04 SECURING OF INDEMNIFICATION OBLIGATIONS. To further effect, satisfy or secure the indemnification obligations provided herein or otherwise, the corporation may maintain insurance, obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of the corporation or use any other mechanism or arrangement whatsoever in such amounts, at such costs and upon such other terms and conditions as the board of directors shall deem appropriate. Absent fraud, the determination of the board of directors with respect to such amounts, costs, terms and conditions shall be conclusive against all security holders, officers and directors and shall not be subject to voidability.

         SECTION 9.05. PAYMENT OF INDEMNIFICATION. An indemnified representative shall be entitled to indemnification within 30 days after a written request for such indemnification has been delivered to the secretary of the corporation.

         SECTION 9.06. INDEMNIFICATION PROCEDURE.

                  (a) An indemnified representative shall use such indemnified representative's best efforts to notify promptly the secretary of the corporation of the commencement of any proceeding or the occurrence of any event which might give rise to a liability under this Article, but the failure so to notify the corporation shall not relieve the corporation of any liability which it may have to the indemnified representative under this Article or otherwise.

                  (b) The corporation shall be entitled, upon notice to any such indemnified representative, to assume the defense of any proceeding with counsel reasonably satisfactory to the indemnified representative, or a majority of the indemnified representatives involved in such proceeding if there be more than one. If the corporation notifies the indemnified representative of

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its election to defend the proceeding, the corporation shall have no liability for the expenses (including attorneys' fees) of the indemnified representative incurred in connection with the defense of such proceeding subsequent to such notice, unless (i) such expenses (including attorneys' fees) have been authorized by the corporation, (ii) the corporation shall not in fact have employed counsel reasonably satisfactory to such indemnified representative or indemnified representatives to assume the defense of such proceeding, or (iii) it shall have been determined pursuant to Section 9.06(d) that the indemnified representative was entitled to indemnification for such expenses under this Article or otherwise. Notwithstanding the foregoing, the indemnified representative may elect to retain counsel at the indemnified representative's own cost and expense to participate in the defense of such proceeding.

                  (c) The corporation shall not be required to obtain the consent of the indemnified representative to the settlement of any proceeding which the corporation has undertaken to defend if the corporation assumes full and sole responsibility for such settlement and the settlement grants the indemnified representative an unqualified release in respect of all liabilities at issue in the proceeding. Whether or not the corporation has elected to assume the defense of any proceeding, no indemnified representative shall have any right to enter into any full or partial settlement of the proceeding without the prior written consent of the corporation (which consent shall not be unreasonably withheld), nor shall the corporation be liable for any amount paid by an indemnified representative pursuant to any settlement to which the corporation has not so consented.

                  (d) Any dispute related to the right to indemnification, contribution or advancement of expenses as provided under this Article, except with respect to indemnification for liabilities under the Securities Act of 1933 which the corporation has undertaken to submit to a court for adjudication, shall be decided only by arbitration in the metropolitan area in which the principal executive offices of the corporation are located, in accordance with the commercial arbitration rules then in effect of the American Arbitration Association, before a panel of three arbitrators, one of whom shall be selected by the corporation, the second of whom shall be selected by the indemnified representative and the third of whom shall be selected by the other two arbitrators. In the absence of the American Arbitration Association, or if for any reason arbitration under the arbitration rules of the American Arbitration Association cannot be initiated, or if one of the parties fails or refuses to select an arbitrator, or if the arbitrators selected by the corporation and the indemnified representative cannot agree on the selection of the third arbitrator within 30 days after such time as the corporation and the indemnified representative have each been notified of the selection of the other's arbitrator, the necessary arbitrator or arbitrators shall be selected by the presiding judge of the court of general jurisdiction in such metropolitan area. Each arbitrator selected as provided herein is required to be or have been a director or executive officer of a corporation whose shares of common stock were listed during at least one year of such service on the New York Stock Exchange or the American Stock Exchange or quoted on the National Association of Securities Dealers Automated Quotations System. The party or parties challenging the right of an indemnified representative to the benefits of this Article shall have the burden of proof. The corporation shall reimburse an indemnified representative for the expenses (including attorneys' fees and disbursements) incurred in successfully prosecuting or defending such arbitration. Any award entered by the arbitrators shall be final, binding and nonappealable and judgment may be entered thereon by any party in accordance with applicable law in any court of competent jurisdiction. This arbitration provision shall be specifically enforceable.

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                  (e) Upon a payment to any indemnified representative under this Article, the corporation shall be subrogated to the extent of such payment to all of the rights of the indemnified representative to recover against any person for such liability, and the indemnified representative shall execute all documents and instruments required and shall take such other actions as may be necessary to secure such rights, including the execution of such documents as may be necessary for the corporation to bring suit to enforce such rights.

         SECTION 9.07. CONTRIBUTION. If the indemnification provided for in this Article or otherwise is unavailable for any reason in respect of any liability or portion thereof, the corporation shall contribute to the liabilities to which the indemnified representative may be subject in such proportion as is appropriate to reflect the intent of this Article or otherwise.

         SECTION 9.08. DISCHARGE OF DUTY. An indemnified representative shall be deemed to have discharged such person's duty to the corporation if he or she has relied in good faith on information, opinions, reports or statements prepared or presented by any of the following:

                  (a) one or more officers or employees of the corporation whom such indemnified representative reasonably believes to be reliable and competent with respect to the matter presented;

                  (b) legal counsel, public accountants or other persons as to matters that the indemnified representative reasonably believes are within the persons' professional or expert competence; or

                  (c) a committee of the board of directors on which he or she does not serve as to matters within its area of designated authority, which committee he or she reasonably believes to merit confidence.

         SECTION 9.09. CONTRACT, RIGHTS; AMENDMENT OR REPEAL. All rights to indemnification, contribution and advancement of expenses under this Article shall be deemed a contract between the corporation and the indemnified representative pursuant to which the corporation and each indemnified representative intend to be legally bound. Any repeal, amendment or modification hereof shall be prospective only and shall not affect any rights or obligations then existing.

         SECTION 9.10. SCOPE OF ARTICLE. The rights granted by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an indemnified capacity and as to action in any other capacity. The indemnification, and advancement of expenses provided by or granted pursuant to this Article shall continue as to a person who has ceased to be an indemnified representative in respect of matters arising prior to such time, and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such a person.

         SECTION 9.11. RELIANCE ON PROVISIONS. Each person who shall act as an indemnified representative of the corporation shall be deemed to be doing so in reliance upon the rights of indemnification, and advancement of expenses provided by this Article.

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         SECTION 9.12. INTERPRETATION. The provisions of this Article have been adopted by the shareholders of the corporation and are intended to constitute By laws authorized by Section 410F of the Pennsylvania Business Corporation Law and 42 Pa.C.S. Section 8365.

(The provisions of this Article IX were first adopted by the shareholders of the corporation on May 12, 1987.)

Amended and Restated 2/27/90.

As amended through September 30, 2003

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